UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2004

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0499007 (I.R.S. Employer Identification Number)
200 Carillon Parkway, St. Petersburg, Florida (Address of Principal Executive Offices)	33716-2325 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

Item 7. Financial Statements and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURES
Ex-99.1 March 16, 2004 Press Release

Item 7. Financial Statements and Exhibits

     (c) Exhibit     99.1 – Press Release

Item 9. Regulation FD Disclosure

     As further described in a press release issued on March 16, 2004, as attached hereto as Exhibit 99.1, Catalina Marketing Corporation announced the appointment of L. Dick Buell, 53, as chief executive officer and member of the company’s board of directors, effective immediately. Mr. Buell succeeds Michael O’Brien, one of the company’s founders and a former chairman and chief executive officer of the company, who has served as interim chief executive officer since November 2003. Mr. O’Brien will remain available to the company as a consultant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

March 17, 2004	CATALINA MARKETING CORPORATION (Registrant)
/s/ Christopher W. Wolf
Christopher W. Wolf
Executive Vice President and Chief Financial Officer (Authorized officer of Registrant and principal financial officer)

Exhibit Index

Exhibit Number	Description
99.1	Press Release